UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 24, 2020

Date of Report (Date of earliest event reported)

AVERY DENNISON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AVY	New York Stock Exchange
1.25% Senior Notes due 2025	AVY25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 24, 2020, David E. I. Pyott, Lead Independent Director of the Board of Directors (the “Board”) of Avery Dennison Corporation (the “Company”), notified the Chairman of the Board and the Chair of the Board’s Governance and Social Responsibility Committee (the “Committee”) of his decision not to stand for reelection at the Company’s 2020 annual meeting of stockholders to be held on April 23, 2020 (the “Annual Meeting”) so that he may focus on other endeavors.  Mr. Pyott’s decision was not the result of any disagreement with the Company.

On February 27, 2020, upon the recommendation of the Committee, the independent directors of the Board selected Patrick T. Siewert to serve as Lead Independent Director following the Annual Meeting, subject to his reelection. Also on that day and upon the recommendation of the Committee, the Board elected Mitchell R. Butier to continue serving as Chairman of the Board following the Annual Meeting, subject to his reelection.

A copy of the press release announcing this change in the Company’s Board leadership structure is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated February 28, 2020, announcing change in Board leadership structure of Avery Dennison Corporation

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: February 28, 2020	By:	/s/ Susan C. Miller
Name: Susan C. Miller Title: Senior Vice President, General Counsel and Secretary